EXHIBIT  11

                         TYLERSTONE VENTURES CORPORATION

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS




     From the date of inception to February 28, 2005, the Company has 2,120,000 shares outstanding.




          Accumulated  loss  as  at  February  28,  2005               $ 145,834
                                                                         =======

          Loss  per  share                                            $   0.0688
                                                                        ========




     Since  February  28,  2005,  the  Company  has  issued  no  shares.